Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ReShape Lifesciences Inc.

San Clemente, California

We hereby consent to the incorporation by reference in  Registration Statements on Form S-8 (File Nos. 333-211940, 333-196646, 333-184181, 333-176174, 333-171244, 333-159592, and 333-149662), Form S-3 (File Nos. 333-216600, 333-205353, 333-195855, 333-183313, 333-171944, 333-170503, 333-171052, 333-166011, 333-158516, 333-224066, and 333-225083) and Form S-1 (Nos. 333-215590 and 333-213704), of ReShape Lifesciences Inc. of our report dated April 30, 2020, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Costa Mesa, California

/s/ BDO USA, LLP
Costa Mesa, California
April 30, 2020